Exhibit 10-1.1

EXCERPT FROM THE

MINUTES OF A SPECIAL MEETING OF THE

BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION

HELD ON JUNE 18, 1997

A special meeting of the Board of Directors of Duke Energy Corporation was held at 11:01 a.m. in the Board Room, Power Building, Charlotte, North Carolina, on Wednesday, June 18, 1997.

The following members were present:

G. Alex Bernhardt, Sr.

Robert J. Brown

W. A. Coley

George Dean Johnson, Jr.

W. W. Johnson

A. Max Lennon

James G. Martin

Buck Mickel

Richard B. Priory

Russell M. Robinson, II

being all the members. Also present were Directors Emeriti, Thomas H. Davis and John L. Fraley.

Mr. Richard B. Priory, the Chairman and Chief Executive Officer, presided over the meeting, and Mr. W. Edward Poe, Jr., the Secretary, acted as such.

* * * * * * *

In addition, Mr. Johnson recommended approval of adjustments to the Board of Directors’ Compensation and Benefits Program. These changes included [intentionally omitted] an increase in the Directors’ Charitable Giving Program. Upon motion duly made and seconded, the following revised Board of Directors’ Compensation and Benefits Program was approved and adopted:

Duke Energy Corporation’s Directors’ Compensation & Benefits Program

[intentionally omitted]

8. Charitable Giving Program

•	$1 million donation in honor of Director at death

[intentionally omitted]